UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2023, the Board of Directors (the "Board") of Sarcos Technology and Robotics Corporation (the “Company”), appointed Laura J. Peterson, who had been serving as the Company's Interim President and Chief Executive Officer, as permanent President and Chief Executive Officer.

There are no arrangements or understandings between Ms. Peterson and any other persons pursuant to which she was selected as President and Chief Executive Officer. There are no family relationships between Ms. Peterson and any director or executive officer of the Company, and Ms. Peterson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Peterson, age 64, has served as a member of the Board since September 24, 2021. Ms. Peterson previously served as Vice President, China Business Development, for Boeing Commercial Airplanes, from 2012 to 2016. Prior to that, Ms. Peterson held a series of executive positions at Boeing in aircraft sales, international business development, global strategy, government relations and homeland security from 1994 to 2012. She served on the Executive Leadership Team of three Boeing Commercial Airplanes (BCA) CEOs, as well as on the Executive Leadership Teams of BCA Airplane Production and Supplier Management, BCA Strategy and Boeing International. Ms. Peterson has served on the board of directors of Air Transport Services Group, Inc. (Nasdaq:ATSG) since June 2018, and is a member of its audit committee and nominating and governance committee. Ms. Peterson holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from The Wharton School at the University of Pennsylvania and is a Fellow of the Stanford Distinguished Careers Institute. We believe Ms. Peterson’s extensive experience in international business, operations, government relations and leadership roles, in particular at Boeing, in addition to her experience as a director of public companies, qualifies her to serve as President and Chief Executive Officer.

Ms. Peterson is an at-will employee of the Company, and does not have a written employment agreement at this time. Ms. Peterson is eligible to participate in certain benefit and incentive programs and plans of the Company. The Compensation Committee of the Board has not yet determined whether to make any changes to Ms. Peterson's compensation.

A copy of the press release announcing the management change is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On October 19, 2023, the Board appointed Benjamin G. Wolff, a current member of the Board, as Executive Vice Chairman. Mr. Wolff is expected to help evaluate and pursue strategic business opportunities, including for the Company’s Advanced Technologies Division.

A copy of the press release announcing this change is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 25, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarcos Technology and Robotics Corporation

Date:	October 25, 2023	By:	/s/ Stephen Sonne

Name: Title:	Stephen Sonne Chief Legal Officer